Exhibit 10.2

March 4, 2014

Mr. Tad Smith

The Madison Square Garden Company

Two Pennsylvania Plaza

New York, NY 10121-0091

Re:	Employment Agreement

Dear Tad:

This letter (the “Agreement”) will confirm the terms of your employment by The Madison Square Garden Company (the “Company”).

The term of this Agreement (the “Term”) shall be effective as of February 28, 2014 and, unless terminated earlier in accordance with this Agreement, will expire on June 30, 2017 (the “Expiration Date”).

Your title will be President and Chief Executive Officer. Throughout your employment with the Company, you agree to devote substantially all of your business time and attention to the business and affairs of the Company and to perform your duties in a diligent, competent, professional and skillful manner and in accordance with applicable law and the Company’s policies and procedures.

Your annual base salary will be a minimum of $1,350,000 annually, paid bi-weekly, subject to annual review and potential increase by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) in its sole discretion.

You will also be eligible to participate in our discretionary annual bonus program with your annual target bonus opportunity equal to 200% of base salary. Bonus payments are based on actual base salary dollars paid during the applicable fiscal year (accordingly, your bonus for the fiscal year ending June 30, 2014 will effectively be prorated) and depend on a number of factors including Company and individual performance. However, the decision of whether or not to pay a bonus, and the amount of that bonus, if any, is made by the Compensation Committee in its sole discretion. Bonuses are typically paid early in the subsequent fiscal year. Except as provided below, in order to receive a bonus, you must be employed by the Company at the time bonuses are being paid.

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Tad Smith

March 4, 2014

Commencing with the Company’s fiscal year starting July 1, 2014, you will be eligible, subject to your continued employment by the Company, to participate in such long-term incentive programs that are made available during the Term at the level determined by the Compensation Committee, in its sole discretion, consistent with your role and responsibilities as President and Chief Executive Officer of the Company; provided that you will be entitled to receive one or more long-term awards with an aggregate target value of $3,000,000 in respect of the fiscal year starting July 1, 2014. In addition, with respect to the remainder of the Company’s current fiscal year (which ends on June 30, 2014), you will receive prorated long-term awards (in substantially the form previously awarded to the other senior executives of the Company) with an aggregate target value equal to $1,000,000. Long-term incentive awards are currently expected to be subject to three-year cliff vesting.

In addition to your eligibility for regular grants of long-term incentives, you will also receive a one-time special award of restricted stock units with an aggregate target value of $3,035,000 (the “Sign-On Long-term Award”), determined based on the Company’s 20-trading day average closing stock price prior to the public announcement of your appointment as President and Chief Executive Officer of the Company. One-half of your Sign-On Long-term Award will vest on the first anniversary of grant, and the remaining half of the award will vest on the second anniversary of grant, subject in each case to a performance condition established by the Compensation Committee in a manner consistent with the Company’s past practice for senior executives.

All awards described in the preceding two paragraphs would in all cases be subject to actual grant to you by the Compensation Committee in its sole discretion, would be pursuant to the applicable plan document and would be subject to terms and conditions established by the Compensation Committee in its sole discretion that would be detailed in separate agreements you would receive after any award is actually made.

You will also be eligible for our standard benefits program at the level available to other members of executive management at the Company. Participation in our benefits programs is subject to meeting the relevant eligibility requirements, payment of the required premiums, and the terms of the plans themselves. We currently offer medical, dental, vision, life, and accidental death and dismemberment insurance; short- and long-term disability insurance; a savings and retirement program; and ten paid holidays. You will also be entitled to four (4) weeks of vacation per year to be accrued and used in accordance with Company policy.

Upon commencement of the Term, you agree to be bound by the additional covenants and provisions that are set forth in Annex I and Annex II hereto, which Annexes shall be deemed to be a part of this Agreement.

If, prior to the Expiration Date, your employment is terminated (i) by the Company for any reason other than Cause (as defined below), or (ii) by you for “Good Reason” (other than if “Cause” then exists) then subject to your execution, delivery

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Tad Smith

March 4, 2014

and non-revocation (within any applicable revocation period) of the severance agreement described below, the Company will provide you with the following:

(a)	Severance in an amount to be determined by the Company (the “Severance Amount”), but in no event less than two times the sum of your annual base salary and your annual target bonus, each as in effect at the time your employment terminates (excluding any reduction in base salary or target bonus percentage opportunity which resulted in your resignation for “Good Reason” as defined below). Sixty percent (60%) of the Severance Amount will be payable to you on the six-month anniversary of the date your employment so terminates (the “Termination Date”) and the remaining forty percent (40%) of the Severance Amount will be payable to you on the twelve-month anniversary of the Termination Date;

(b)	A prorated bonus based on the amount of your base salary actually paid to you during the fiscal year through the Termination Date, provided that such bonus, if any, will be payable to you if and when such bonuses are generally paid to Company executives and will be based on your then current annual target bonus percentage opportunity (excluding any reduction in target percentage opportunity which resulted in your resignation for “Good Reason” as defined below) as well as Company performance as determined by the Compensation Committee in its sole discretion, but without adjustment for your individual performance;

(c)	If, as of the Termination Date, annual bonuses had not yet generally been paid to Company executives with respect to the prior fiscal year, a bonus based on the amount of your base salary actually paid to you during such prior fiscal year, provided that such bonus, if any, will be payable to you if and when such bonuses are generally paid to Company executives. This bonus shall be calculated based on your annual target percentage opportunity that was in effect with respect to such prior fiscal year as well as Company performance as determined by the Compensation Committee in its sole discretion, but without adjustment for your individual performance and excluding any reduction to your base salary or target percentage opportunity which resulted in your resignation for “Good Reason” as defined below;

(d)	The Compensation Committee will consider, in good faith, approving the vesting of your then outstanding equity and cash incentive awards on a pro rata basis (to reflect the portion of the applicable period during which you were an employee of the Company), provided that, to the extent any such awards are subject to any performance criteria, any such pro rata vested portion as may be approved by the Compensation Committee shall be payable/delivered only if when and to the same extent as paid/delivered to other executives generally holding such awards subject to the satisfaction of the performance criteria.

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Tad Smith

March 4, 2014

Your entitlement to any severance benefits (clauses (a) through (d) above) will be subject first to your execution, delivery and non-revocation (within any applicable revocation period) of a severance agreement to the Company’s reasonable satisfaction no later than the six-month anniversary of the Termination Date. Any such severance agreement will include, without limitation, (x) a full and complete general release in favor of the Company and its affiliates (and their respective directors, officers and employees), (y) non-solicitation, non-disparagement, confidentiality and further cooperation provisions substantially similar to those set forth in Annex I hereto and (z) non-compete provisions no more restrictive than those set forth in Annex II hereto (but limited to the one-year period from the Termination Date).

Except as otherwise provided herein, in connection with any termination of your employment, all of your then outstanding equity and other long-term incentive awards will be treated in accordance with their terms.

For purposes of this Agreement, “Cause” means your (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

For purposes of this letter, “Good Reason” means that (1) without your written consent, (A) your base salary or annual target bonus percentage opportunity (as each may be increased from time to time in the Compensation Committee’s sole discretion) is reduced, (B) you are no longer the President and Chief Executive Officer of the Company, (C) you report to someone other than the Chairman (or the Executive Chairman) of the Company, or (D) your primary office is re-located outside of New York City or Nassau County, (2) you have given the Company written notice, referring specifically to this Agreement and definition, that you do not consent to such action, (3) the Company has not corrected such action within 30 days of receiving such notice, and (4) you voluntarily terminate your employment with the Company within 90 days following the happening of the action described in subsection (1) above.

For purposes of this Agreement, an “affiliate” of any person or entity shall mean any other person or entity that, directly or through one or more intermediaries, controls or is controlled by or is under common control with such first person or entity.

Notwithstanding any other provision of this Agreement, this Agreement does not constitute a guarantee of employment or benefits for any definite period. The Company or you may terminate your employment at any time and for any reason, with or without notice or cause. This Agreement shall automatically terminate upon your death.

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Tad Smith

March 4, 2014

Notwithstanding anything to the contrary contained in this Agreement, (i) the Company may withhold from any payment due to you hereunder any taxes that are required to be withheld under any law, rule or regulation, (ii) if and to the extent that any payment or benefit under this Agreement, or any plan, award or arrangement of the Company or its affiliates, is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A of the Internal Revenue Code (“Section 409A”) and is payable to you by reason of your termination of employment, then (a) such payment or benefit shall be made or provided to you only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if you are determined by the Company as of the date or your termination of employment to be a “specified employee” (within the meaning of Section 409A), such payment or benefit shall not be made or provided before the date that is six months after the date of your separation from service (or, if earlier than the expiration of such six-month period, the date of your death), and any amount not paid or benefit not provided in respect of such six-month period will be paid to you in a lump sum or provided to you as soon as practicable after the expiration of such six-month period, and (iii) if any payment otherwise due to you hereunder or otherwise would result in the imposition of the excise tax imposed by Code Section 4999, the Company will instead pay you either (a) such amount or (b) the maximum amount that could be paid to you without the imposition of the excise tax, depending on whichever amount results in your receiving the greater amount of after-tax proceeds (as determined by the Company). Any reduction in payments and benefits described in the previous sentence will be determined in a manner which has the least economic cost to you and, to the extent the economic cost is equivalent, such payments or benefits will be reduced in the inverse order of when the payments or benefits would have been made to you (i.e., later payments will be reduced first) until the reduction specified is achieved.

To the extent any expense reimbursement is determined to be subject to Code Section 409A, the amount of any such expenses eligible for reimbursement in one calendar year shall not affect the expenses eligible for reimbursement in any other taxable year (except under any lifetime limit applicable to expenses for medical care), in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which you incurred such expenses, and in no event shall any right to reimbursement be subject to liquidation or exchange for another benefit.

It is intended that the provisions of this Agreement comply with Code Section 409A and the regulations and guidance promulgated thereunder. If at any time you believe that any provision of this Agreement would cause you to incur any additional tax under Code Section 409A, you may bring such matter to the Company’s attention and the Company will endeavor in good faith to work with you to reform such provision to comply with Code Section 409A, to the extent practicable, subject to preserving the original intent, benefit and obligations of the parties with respect to the applicable provision.

You further agree that if the Company shall owe you any amount under this Agreement, other than any amount that constitutes “deferred compensation” within the meaning of Code Section 409A, the Company shall have the right to offset against such amount, to the maximum extent permitted by law, any amounts that you may owe at such time to the Company or any of its affiliates of whatever nature.

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Tad Smith

March 4, 2014

This Agreement is personal to you and without the prior written consent of the Company shall not be assignable by you otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of, and be enforceable by, your legal representatives. This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns.

To the extent permitted by law, you and the Company waive any and all rights to a jury trial with respect to any claim arising out of or in any way connected with or related to this Agreement, your employment by the Company or the termination of your employment with the Company.

This Agreement will be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed entirely within that State.

Both you and the Company hereby irrevocably submit to the jurisdiction of New York Supreme Court located in Manhattan and the District Court for the Southern District of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, and the parties hereto hereby waive, and agree not to assert, as a defense that either party is not subject thereto or that the venue thereof may not be appropriate.

You hereby agree that mailing of notice, process or other papers in connection with any such action or proceeding in any manner as may be permitted by law shall be valid and sufficient service thereof if delivered to you at your address set forth above or to such other address as you may later designate in writing for the receipt of such notices. The Company hereby agrees that mailing of notice, process or other papers in connection with any such action or proceeding in any manner as may be permitted by law shall be valid and sufficient service thereof.

This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement is held by any court of competent jurisdiction to be illegal, invalid, void or unenforceable, such provision shall be deemed modified, amended and narrowed to the extent necessary to render the same legal, valid and enforceable, and the other remaining provisions of this Agreement shall not be affected but shall remain in full force and effect.

It is the parties’ intention that this Agreement not be construed more strictly with regard to you or the Company. This Agreement supersedes any other employment or severance agreement or arrangements between the parties, whether oral or written (and you shall not be eligible for severance benefits under any other plan, program or policy of the Company).

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Tad Smith

March 4, 2014

This Agreement will automatically terminate, and be of no further force or effect, on the Expiration Date (other than with respect to any rights or obligations which, by the terms of this Agreement, arose before, or explicitly survive, such date).

The Madison Square Garden Company

/s/ James L. Dolan
By:	James L. Dolan
Title:	Executive Chairman

ACCEPTED AND AGREED:

/s/ Thomas S. Smith, Jr.
Thomas S. Smith, Jr.

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Tad Smith

March 4, 2014

ANNEX I

This Annex I constitutes part of the Agreement dated March 4, 2014 (the “Agreement”) by and between Tad Smith (“You”) and The Madison Square Garden Company (the “Company”).

You agree to comply with the following covenants in addition to those set forth in the Agreement.

1.	Confidentiality

(a) Confidential and Proprietary Information. You agree to retain in strict confidence and not use for any purpose whatsoever or divulge, disseminate, copy, disclose to any third party, or otherwise use any Confidential Information, other than for legitimate business purposes of the Company and its affiliates. As used herein, “Confidential Information” means any non-public information of a confidential, proprietary, commercially sensitive or personal nature of, or regarding, the Company or any of its affiliates or any director, officer or member of senior management of any of the foregoing (collectively “Covered Parties”). The term Confidential Information includes such information in written, digital, oral or any other format and includes, but is not limited to (i) information designated or treated as confidential, (ii) budgets, plans, forecasts or other financial or accounting data; (iii) customer, guest, fan, vendor, sponsor, marketing affiliate or shareholder lists or data; (iv) technical or strategic information regarding the Covered Parties’ television, programming, advertising, sports, entertainment, theatrical, or other businesses, (v) advertising, sponsorship, business, sales or marketing tactics, strategies or information; (vi) policies, practices, procedures or techniques, (vii) trade secrets or other intellectual property; (vii) information, theories or strategies relating to litigation, arbitration, mediation, investigations or matters relating to governmental authorities; (vii) terms of agreements with third parties and third party trade secrets, (viii) information regarding employees, talent, players, coaches, agents, consultants, advisors or representatives, including their compensation or other human resources policies and procedures, (ix) information or strategies relating to any potential or actual business development transactions and/or any potential or actual business acquisition, divestiture or joint venture, and (x) any other information the disclosure of which a reasonably prudent person would anticipate to have an adverse effect on the Covered Parties’ business reputation, operations or competitive position, reputation or standing in the community.

(b) Notwithstanding the foregoing, the obligations of this section, other than with respect to employee or customer information, shall not apply to Confidential Information that is in the public domain (through no breach by you) or specifically exempted in writing by the applicable Covered Party from the applicability of this Agreement.

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Tad Smith

March 4, 2014

(c) Notwithstanding anything contained elsewhere in this Agreement, you are authorized to make any disclosure which, in the written opinion of outside counsel, is required of you by any federal, state or local laws or judicial, arbitral or governmental agency proceedings, after providing the Company with prior written notice (to the extent legally permissible) and an opportunity to respond prior to such disclosure (to extent reasonably practicable).

(d) You agree not to issue any press release or public statement regarding your employment by the Company and/ or the commencement thereof unless (i) so disclosed with the prior written consent of the Company, or (ii) it is, in the written opinion of outside counsel, required and then only to the extent so required, by applicable law.

2.	Additional Understandings

You agree for yourself and others acting on your behalf, that you (and they) will not disparage, make negative statements about (either “on the record” or “off the record”) or act in any manner which is intended to or does damage to the good will of, or the business or personal reputations of the Company, any of its affiliates or any of their respective officers, directors, employees, successors and assigns (including, without limitation, any former officers, directors or employees of the Company and/ or its affiliates, to the extent such individuals served in any such capacity at any point during the Term).

This Agreement in no way restricts or prevents you from providing truthful testimony as is required by court order or other legal process; provided that you afford the Company written notice and an opportunity to respond prior to such disclosure.

If requested by the Company, you agree to deliver to the Company upon the termination of your employment, or at any earlier time the Company may request, all memoranda, notes, plans, files, records, reports, and software and other documents and data (and copies thereof regardless of the form thereof (including electronic copies)) containing, reflecting or derived from Confidential Information or the Materials (as defined below) of the Company or any of its affiliates which you may then possess or have under your control. If so requested, you shall provide to the Company a signed statement confirming that you have fully complied with this paragraph.

In addition, you agree that the Company is the owner of all rights, title and interest in and to all documents, tapes, videos, designs, plans, formulas, models, processes, computer programs, inventions (whether patentable or not), schematics, music, lyrics and other technical, business, financial, advertising, sponsorship, sales, marketing, customer or product development plans, forecasts, strategies, information and materials (in any medium whatsoever) developed or prepared by you or with your cooperation in any way in connection with your employment by the Company (the “Materials’’). The Company will have the sole and exclusive authority to use the Materials in any manner that it deems appropriate, in perpetuity, without additional payment to you. You agree to perform all actions reasonably requested by the Company (whether during or after the Term) to establish and confirm the Company’s

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Tad Smith

March 4, 2014

ownership of such Materials (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company or any of its affiliates in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Materials. If the Company is unable, after reasonable effort, to secure your signature on any such papers, any executive officer of the Company shall be entitled to execute any such papers as your agent and attorney-in-fact, and you hereby irrevocably designate and appoint each executive officer of the Company as your agent and attorney-in-fact to execute any such papers on your behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Materials, under the conditions described in this sentence.

In addition, you agree for yourself and others acting on your behalf, that you (and they) shall not, at any time, participate in any way in the writing or scripting (including, without limitation, any “as told to” publications) of any book, article, periodical, periodical story, movie, play, other written or theatrical work, or video that (i) relates to your services to the Company or any of its affiliates or (ii) otherwise refers to the Company or its respective businesses, activities, directors, officers, employees or representatives, without the prior written consent of the Company.

3.	Further Cooperation

Following the date of termination of your employment with the Company, you will no longer provide any regular services to the Company or represent yourself as a Company agent. If, however, the Company so requests, you agree to use commercially reasonable good faith efforts to cooperate fully with the Company in connection with any matter with which you were involved prior to such employment termination, or in any litigation or administrative proceedings or appeals (including any preparation therefore) where the Company believes that your personal knowledge, attendance or participation could be beneficial to the Company or its affiliates. This cooperation includes, without limitation, participation on behalf of the Company and/ or its affiliates in any litigation, administrative or similar proceeding, including providing truthful testimony.

The Company will provide you with reasonable notice in connection with any cooperation it requires in accordance with this section and will take reasonable steps to schedule your cooperation in any such matters so as not to materially interfere with your other professional and personal commitments. The Company will reimburse you for any reasonable out-of-pocket expenses you reasonably incur in connection with the cooperation you provide hereunder as soon as practicable after you present appropriate documentation evidencing such expenses. You agree to provide the Company with an estimate of any such individual expense of more than $1,000 before it is incurred.

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Tad Smith

March 4, 2014

4.	No-Hire or Solicit

During the Term and thereafter through the first anniversary of the date on which your employment with the Company has terminated for any reason, you agree not to hire, seek to hire, or cause any person or entity to hire or seek to hire (without the prior written consent of the Company), directly or indirectly (whether for your own interest or any other person or entity’s interest) any employee of the Company or any of its affiliates. This restriction does not apply to any employee who was not an employee of the Company or any of its affiliates at any time during the six-month period immediately preceding your solicitation. For the avoidance of doubt, a general (non-targeted), publicly-accessible advertisement (or web posting) of an open employment position will not in and of itself be deemed to be a breach of the solicitation restrictions set forth in this paragraph. Additionally, you may, without being in breach of the hiring restrictions of this paragraph, directly or indirectly hire any person who responds to such general advertisement (or web posting), so long as that person is being hired for an administrative position without any managerial responsibilities (e.g., a secretary), and such person was not previously an employee of the Company or any of its affiliates reporting to you or any of your direct reports.

5.	Specific Performance; Injunctive Relief

You understand and agree that (i) the provisions of this Annex I are reasonable and appropriate for the Company’s protection of its legitimate business interests, (ii) the consideration provided under the Agreement is sufficient to justify the restrictions and limitations contained in this Annex I, and (iii) the Company will suffer immediate, irreparable harm in the event you breach any of your obligations under the covenants and agreements set forth in this Annex I, that monetary damages will be inadequate to compensate the Company for such breach and that the Company shall be entitled to injunctive relief as a remedy for any such breach (or threatened breach). Such remedy shall not be deemed to be the exclusive remedy in the event of breach by you of any of the covenants or agreements set forth in this Annex I, but shall be in addition to all other remedies available to the Company at law or in equity. You hereby waive, to the extent you may legally do so, any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive or other equitable relief, and further waive, to the extent you may legally do so, the defense in any action for specific performance or other equitable remedy that a remedy at law would be adequate. Notwithstanding anything to the contrary contained in this Agreement, in the event you violate the covenants and agreements set forth in this Annex I in any material respect, then, in addition to all other rights and remedies available to the Company, the Company shall have no further obligation to pay you any severance benefits or to provide you with any other rights or benefits to which you would have been entitled pursuant to this Agreement had you not breached the covenants and agreements set forth in this Annex I.

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Tad Smith

March 4, 2014

6.	Survival

The covenants and agreements set forth in this Annex I (as well as the last nine paragraphs of the underlying Agreement with respect thereto) shall remain in effect during the Term and thereafter indefinitely (unless otherwise expressly provided) and shall survive any termination or expiration of the Agreement or any termination of your employment with the Company.

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Tad Smith

March 4, 2014

ANNEX II

This Annex I constitutes part of the Agreement dated March 4, 2014 (the “Agreement”) by and between Tad Smith (“You”) and The Madison Square Garden Company (the “Company”).

The provisions of this Annex II shall remain in effect during your employment by the Company and for one year following the termination of your employment for any reason; provided, however, that if your employment is terminated either (i) by the Company for any reason other than Cause or (ii) by you for Good Reason and Cause does not then exist, then the provisions of this Annex II shall automatically expire on such Termination Date (but will be included in the Company’s proposed severance agreement which, for the avoidance of doubt, you will not be required to sign if you wish to waive your rights to the severance benefits described in the Agreement).

Capitalized terms contained herein, and not otherwise defined herein, shall have the meanings ascribed to them in the Agreement (or in the Annex I attached thereto).

Non-Compete

You acknowledge that due to your executive position in the Company and the knowledge of the Company’s and its affiliates’ confidential and proprietary information which you will obtain during the Term, your employment or affiliation with certain businesses would be irreparably harmful to the Company and/ or its affiliates. Until the applicable expiration date for this Annex II (as set forth above), you agree not to (other than with the prior written consent of the Company) represent, become employed by, consult to, advise in any manner or have any material interest, directly or indirectly, in any Competitive Entity (as defined below). A “Competitive Entity’’ shall mean any person or entity that (a) has a direct or indirect 10% or greater ownership interest in, or management or control of, any business, person or entity that competes with any of the Company’s businesses including, without limitation, any arena, stadium, professional sports team, sports league, concert venue, concert promoter, theatrical producer, regional sports network, national music or other television network or similar or related business (e.g., Internet sites in connection therewith) within the United States or within any other country in which the Company has any competing business or from which such business, person or entity competes with any of the Company’s domestic businesses, or (b) is an affiliate of a person or entity described in clause (a). The ownership by you of not more than 1% of the outstanding equity of any publicly traded company shall not, by itself, be a violation of this paragraph.

By accepting the provisions set forth in this Annex II, you understand that the terms and conditions of this Annex II may limit your ability to earn a livelihood in a business similar to the business of the Company and its affiliates, but nevertheless hereby agree that the restrictions and limitations hereof are reasonable in

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Mr. Tad Smith

March 4, 2014

scope, area and duration, and that the consideration provided under the Agreement and the severance agreement is sufficient to justify the restrictions and limitations contained herein which, in any event (given your education, skills and ability), you do not believe would prevent you from otherwise earning a living. You further agree that the restrictions are reasonable and necessary, are valid and enforceable under New York law, and do not impose a greater restraint than necessary to protect the Company’s legitimate business interests.

You understand and agree that the Company will suffer immediate, irreparable harm in the event you breach any of your obligations under the covenants and agreements set forth in this Annex II, that monetary damages will be inadequate to compensate the Company for such breach and that the Company shall be entitled to injunctive relief as a remedy for any such breach (or threatened breach). Such remedy shall not be deemed to be the exclusive remedy in the event of breach (or threatened breach) by you of any of the covenants or agreements set forth in this Annex II, but shall be in addition to all other remedies available to the Company at law or in equity. You hereby waive, to the extent you may legally do so, (i) any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive or other equitable relief, (ii) the defense in any action for specific performance or other equitable remedy that a remedy at law would be adequate, and (iii) the defense that the Company’s willingness to agree to a modified definition of “Competitive Entity” upon a termination without Cause or resignation with Good Reason somehow invalidates or renders over-broad the definition of “Competitive Entity” set forth in the fourth paragraph of this Annex II. Notwithstanding anything to the contrary contained in the Agreement, in the event you violate the covenants and agreements set forth in this Annex II, in addition to all other rights and remedies available to the Company, the Company shall have no further obligation to pay you any severance benefits or to provide you with any other rights or benefits to which you would have been entitled pursuant to the Agreement or the severance agreement had you not breached the covenants and agreements set forth in this Annex II.

The restrictions contained in this Annex II shall be extended on a day-for-day basis for each day during which you violate the provisions of this Annex II in any respect.

Survival

The covenants and agreements set forth in this Annex II (as well as the last nine paragraphs of the underlying Agreement with respect thereto) shall remain in effect during the Term through the applicable expiration date for this Annex II (as set forth above), and shall survive any termination of your employment with the Company (except as provided above or in the Agreement).

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000